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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-95933, 333-95279, 333-87553, 333-36228,
333-40476, 333-44418, 333-51504) and on Form S-3 (Nos. 333-36382, 333-38000,
333-39958) of Critical Path, Inc. of our report dated April 4, 2001 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


San Francisco, California
April 4, 2001